                                              News Release

                                                                                                Cory T. Walker
    April 20, 2009                                                                      Chief Financial Officer
                                                                                                (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES A 4.1% INCREASE IN COMMISSIONS AND FEES REVENUES

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its net income and net income per share for the first quarter of 2009.  Additionally, it announced that its commissions and fees revenues for the first quarter of 2009 increased 4.1% over the first quarter of 2008.

Net income for the first quarter of 2009 was $48,012,000, or $0.34 per share, compared with $51,760,000, or $0.37 per share for the same quarter of 2008.

Total revenues for the quarter ended March 31, 2009 were $263,580,000, compared with $256,715,000 recorded in the corresponding quarter of 2008, an increase of 2.7%.

J. Powell Brown, President of Brown & Brown, Inc., noted, "We are pleased to be delivering innovative and very cost effective insurance products and services to our new and existing customers, as well as generating industry-leading margins.  Our first-quarter results reflect a continued slowdown in the economy, which has caused significant decreases in insurance exposure units.  These results also demonstrate the effect of the very competitive insurance rate environment for property and casualty insurance that has prevailed over the last few years."

Jim W. Henderson, Vice Chairman and Chief Operating Officer of the Company, added, "Our acquisition activity remains active and promising.  For the year, we have closed on four deals representing a total of approximately $12.5 million in forward annualized revenues.  We remain conservative in our pricing and insistent on sustainable earnings.  Substantially all of our acquisitions are funded by our robust internal cash flows."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to future financial results and to acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of recent legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2009 and 2008
(in thousands, except per share data)
(unaudited)

	2009	2008
REVENUES
Commissions and fees	$263,964	$253,528
Investment income	310	1,999
Other (loss) income, net	(694)	1,188
Total revenues	263,580	256,715

EXPENSES
Employee compensation and benefits	127,341	121,187
Non-cash stock-based compensation	1,816	1,944
Other operating expenses	35,864	31,204
Amortization	12,385	11,116
Depreciation	3,333	3,246
Interest	3,634	3,434
Total expenses	184,373	172,131

Income before income taxes	79,207	84,584

Income taxes	31,195	32,824

Net income	$ 48,012	$ 51,760
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Net income per share:
Basic	$0.34	$0.37
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Diluted	$0.34	$0.37
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Weighted average number of shares outstanding:
Basic	141,558	140,704
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Diluted	141,843	141,327
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Dividends declared per share	$0.075	$0.070
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended March 31, 2009
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal	Internal
	Ended	Ended	Net	Net	Acquisition	Net	Net
	3/31/09	3/31/08	Change	Growth %	Revenues	Growth %	Growth %

Florida Retail	$ 40,131	$ 41,227	$ (1,096)	(2.7)%	$ 3,667	$ (4,763)	(11.6)%
National Retail	77,527	70,156	7,371	10.5%	11,443	(4,072)	(5.8)%
Western Retail	25,293	21,087	4,206	19.9%	7,566	(3,360)	(15.9)%
Total Retail	142,951	132,470	10,481	7.9%	22,676	(12,195)	(9.2)%

Wholesale Brokerage	34,462	36,878	(2,416)	(6.6)%	718	(3,134)	(8.5)%

Professional Programs	10,572	10,245	327	3.2%	-	327	3.2%
Special Programs	37,968	27,800	10,168	36.6%	-	10,168	36.6%
Total National Programs	48,540	38,045	10,495	27.6%	-	10,495	27.6%

Services	8,085	7,933	152	1.9%	-	152	1.9%

Total Core Commissions and Fees (1)	$234,038	$215,326	$ 18,712	8.7%	$23,394	$ (4,682)	(2.2)%
	=====	=====	=====		=====	======

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended March 31, 2009 and 2008
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	3/31/09	3/31/08

Total core commissions and fees(1)	$234,038	$215,326
Contingent commissions	29,926	36,347
Divested business	-	1,855

Total commission & fees	$263,964	$253,528
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(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent   commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

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Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$ 126,439	$ 78,557
Restricted cash and investments	140,840	144,750
Short-term investments	7,471	7,511
Premiums, commissions and fees receivable	230,838	244,515
Deferred income taxes	-	14,171
Other current assets	26,821	33,528
Total current assets	532,409	523,032

Fixed assets, net	63,354	63,520
Goodwill	1,044,417	1,023,372
Amortizable intangible assets, net	493,444	495,627
Other assets	13,692	14,029
Total assets	$2,147,316	$2,119,580
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 367,438	$ 357,707
Premium deposits and credits due customers	45,008	43,577
Accounts payable	31,802	18,872
Accrued expenses	55,797	96,325
Current portion of long-term debt	6,526	6,162
Total current liabilities	506,571	522,643

Long-term debt	251,427	253,616

Deferred income taxes, net	93,289	90,143

Other liabilities	14,596	11,437

SHAREHOLDERS' EQUITY:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 141,549 at 2009 and 141,544 at 2008	14,155	14,154
Additional paid-in capital	252,478	250,167
Retained earnings	1,014,801	977,407
Accumulated other comprehensive income	(1)	13

Total shareholders' equity	1,281,433	1,241,741

Total liabilities and shareholders' equity	$2,147,316	$2,119,580
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